Fourth Quarter & Fiscal Year 2020 Financial Results January 26, 2021 Exhibit 99.2

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (COVID-19) pandemic, and also by the effectiveness of varying governmental responses in ameliorating the impact of the pandemic on our customers and the economies where they operate.   Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, our ability to manage the impact of the COVID-19 pandemic on our markets and our customers, as well as the effectiveness of actions of federal, state and local governments and agencies (including the Board of Governors of the Federal Reserve Board (FRB)) to mitigate its spread and economic impact, local, state and national economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the SEC.   Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.   Forward–Looking Statements 2

Financial Highlights Performance reflects value of diversified financial services businesses Source: Company reports (1) For Non-GAAP measures, please refer to the Earnings Release dated January 26, 2021 and the Consolidated Financial Information, Footnote 10 – Non-GAAP Financial Measures 3 LHFI (excl PPP loans) increased $488.9 million, or 5.2%, Y-o-Y Originated $970 million of loans through SBA’s Paycheck Protection Program Record mortgage loan production of $3.0 billion; produced noninterest income of $125.8 million Total deposits increased $2.8 billon, or 24.9%, Y-o-Y Earnings Drivers Total Revenue expanded to $701.1 million, up 14.3% Pre-provision net revenue (PPNR) income (1) totaled $239.2 million, up 29.6% Y-o-Y Profitable Revenue Generation Adjusted noninterest expense(1) totaled $455.4 million in 2020, up 8.2% Y-o-Y, reflecting increases in salaries, commissions, performance-based incentives and professional fees Efficiency ratio improved to 63.35% Expense Management Credit quality remained solid, nonperforming assets declined 9.3% Y-o-Y Net charge-offs represented 0.02% of average loans Loans remaining under a COVID-19 related concession represented approximately 35 basis points of loans HFI at year end 2020 Credit Quality Maintained strong capital levels with CET1 ratio of 11.62% and total risk-based capital ratio of 14.12% Issued $125 million of 3.625% fixed-to-floating rate subordinated holding company debt in 4Q Board of Directors declared quarterly cash dividend of $0.23 per share Authorization to repurchase up to $100 million of outstanding common shares through December 31, 2021 Capital Management

Loans Held for Investment (LHFI) Portfolio Focus on profitable, credit-disciplined loan growth continued Source: Company reports (1) Percentages may not sum to 100% due to rounding. (2) During the first quarter of 2020, Trustmark reclassified $72.6 million of acquired loans to loans held for investment with the adoption of FASB ASC Topic 326. Reflects change excluding acquired loan reclass. Trustmark has no loan exposure in which the source of repayment or the underlying security of such exposure is tied to the realization of value from energy reserves Total energy-related sector exposure of $329.1 million with outstanding balances of $102.3 million – representing 1.04% of total LHFI – at December 31, 2020 At December 31, 2020, nonaccrual energy-related loans represented 10.17% of outstanding energy-related loans and 11 basis points of outstanding LHFI Dollar Change: $232 $92(2) $188 $(23) 4

Real Estate Secured Loan Portfolio Detail 5 Source: Company reports (1) Multi-Family is included in Other Real Estate Secured Loans in Financials Focus on vertical construction with limited exposure to unimproved land and development Well-diversified product and geographical mix Balanced between non-owner and owner-occupied portfolios Virtually no REIT outstandings ($15.6 million)

Commercial Loan Portfolio Detail 6 Source: Company reports Portfolio includes commercial, financial intermediaries, agriculture production and non-profits Well-diversified portfolio with no single category exceeding 14% Small energy book and has never been an area of focused growth Virtually no regulatory defined higher risk commercial and industrial outstanding ($11 million)

COVID-19 Impacted Industries 7 At December 31, 2020

COVID-19 Loan Portfolio Review 8 During the fourth quarter, Trustmark conducted an updated analysis of previously reviewed borrowers receiving payment concessions and other borrowers in industries significantly impacted by COVID-19 which included certain pass rated credits of $500 thousand or more and watch or criticized credits of $100 thousand or more. Collectively, the review included borrowers with $969.7 million in outstanding balances. Approximately 47% of borrowers receiving concessions were reviewed. Within the COVID-19 impacted industries, the review included the following: As a result of the review, approximately $32 million was downgraded to a criticized category. This included borrowers in the COVID related industries as follows:

Allowance for Credit Losses Source: Company reports Does not include allowance for off balance sheet credit exposures 9 ($ in millions)

Credit Risk Management Solid asset quality metrics Allowance for credit losses represented 1.19% of loans held for investment and 572.69% of nonperforming loans, excluding individually evaluated loans Net charge-offs totaled $291 thousand, or 0.01% of average loans, in the fourth quarter Other real estate declined 28.3% from the previous quarter and 60.2% year-over-year Source: Company reports Note: Unless noted otherwise, credit metrics exclude acquired loans, PPP loans and other real estate covered by FDIC loss-share agreement (1) NPLs excludes individually evaluated loans 10

Paycheck Protection Program (PPP) Source: Company reports (1) Does not include loans that have been funded and paid off at 12/31/20 11

Attractive, Low-Cost Deposit Base Deposits totaled $14.0 billion at December 31, 2020, up $826.4 million, or 6.2%, linked-quarter, and up $2.8 billion, or 24.9% year-over-year. Cost of interest-bearing deposits in the fourth quarter totaled 0.27%, down 4 basis points from the prior quarter Source: Company reports (1) Percentages may not sum to 100% due to rounding. (2) Above does not include the daily sweep between low transaction interest checking to savings for regulatory purposes. 12

Income Statement Highlights – Net Interest Income Net interest income (FTE) totaled $114.3 million, resulting in a net interest margin of 3.15% in the fourth quarter. Net interest income (FTE), excluding $14.9 million of interest and fees on PPP loans, totaled $99.4 million in the fourth quarter, resulting in a net interest margin of 2.91%. Securities yield declined to 1.65% in the fourth quarter driven by higher residential mortgage prepayment speeds, lower reinvestment yields, and reduction in yield maintenance payment receipts. Source: Company reports (1) Totals may not foot due to rounding (2) Loan Yield and NIM exclude acquired loans and PPP 13

Income Statement Highlights – Noninterest Income Source: Company reports (1) Totals may not foot due to rounding Noninterest income totaled $66.1 million for the fourth quarter, down $7.6 million linked quarter due to a decline in mortgage banking revenue and a seasonal decline in insurance commissions. For the year ended 2020, noninterest income increased $87.5 million principally due to increased mortgage banking revenue. Insurance revenue totaled $10.2 million in the fourth quarter, a seasonal decline of $1.4 million linked-quarter. For 2020, insurance revenue totaled $45.2 million, an increase of $2.8 million, or 6.6%, from the previous year. In the fourth quarter, wealth management revenue totaled $7.8 million, a slight increase from the prior quarter. For the year ended 2020, wealth management revenue totaled $31.6 million, an increase of $946 thousand, or 3.1%, from the previous year. 14

Income Statement Highlights – Mortgage Banking Source: Company reports (1) Totals may not foot due to rounding Mortgage banking revenue totaled $125.8 million in 2020, an increase of $96.0 million from the previous year. Mortgage loan production totaled a record $3.0 billion in 2020, up 69.4% from the prior year. Mortgage loan production in the fourth quarter totaled $788.4 million, a seasonal decrease of 11.0% from the prior quarter and a 58.1% increase year-over-year. Retail production represented 73.4% of volume, or $579.0 million, in the fourth quarter. 15

Income Statement Highlights – Noninterest Expense Source: Company reports (1) Totals may not foot due to rounding (2) For Non-GAAP measures, please refer to the Earnings Release dated January 26, 2021 and the Consolidated Financial Information, Footnote 10 – Non-GAAP Financial Measures Adjusted Noninterest Expense(2) – totaled $119.6 million in the fourth quarter, up $5.0 million from the prior quarter. For 2020, adjusted noninterest expense totaled $455.4 million, a $34.4 million, or 8.2%, increase from the prior year. Salaries and benefits increased $20.3 million, or 8.2%, Y-o-Y, due to increased: commission expense of $9.8 million (principally mortgage); associate benefits expense (medical/401k/payroll taxes) of $3.3 million; performance base incentives of $2.6 million; salaries of $2.6 million and COVID 19 related expenses of $2.1 million in 2020. Services and fees increased by $10.5 million, or 14.3%, Y-o-Y principally for continued technology investments and increased professional services. Credit loss exp – off balance sheet – increased $8.9 million in 2020 due to the implementation of CECL. Other real estate – declined $1.9 million in 2020 due to fewer write-downs, as well as increased gains on disposition. Voluntary early retirement – one time charge for associates electing early retirement in 2020. 16

Capital Management Solid capital position reflects consistent profitability of diversified financial services businesses Capital position remained strong in the fourth quarter with a CET1 ratio of 11.62% and a total risk-based capital ratio of 14.12% at December 31, 2020 Issued $125 million of 3.625% fixed-to-floating rate subordinated holding company debt in Q4-20 Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable March 15, 2021, to shareholders of record on March 1, 2021 Authorization to repurchase up to $100 million of outstanding common shares through December 31, 2021 Source: Company reports (1) Trustmark has elected the five-year phase-in transition period related to adopting the CECL methodology for its regulatory capital. 17

Trustmark Corporation Diversified financial services company headquartered in Jackson, MS, offering banking, wealth management, and risk management solutions in 183 locations throughout the Southeast U.S. Our vision is to be a premier financial services provider in our marketplace. Our mission is to achieve outstanding customer satisfaction by providing banking, wealth management, and risk management solutions through superior sales and service, utilizing excellent people, teamwork, and diversity, while meeting our corporate financial goals. 18 Who We Are Strategic Priorities to Enhance Shareholder Value Our Footprint